UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

January 26, 2018 (January 23, 2018)

Date of Report (Date of Earliest Event Reported)

SHINECO, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	001-37776	52-2175898
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1001, Building T5,
DaZu Square, Daxing District,
Beijing, People’s Republic of China
(Address of Principal Executive Offices)

(+86) 10-87227366

(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 23, 2018, Shineco, Inc. (“we” or the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with IFG OPPORTUNITY FUND LLC (“IFG Fund”) whereby, upon the terms and subject to the conditions and limitations set forth therein, the Company has the right, from time to time in its sole discretion during the 24-month term of the Purchase Agreement, to direct IFG Fund to purchase up to a total of $15,000,000 (the “Available Amount”) of shares of common stock (the “Shares”), par value $0.001 per share (the “Common Stock”). The Shares are being offered in an indirect primary offering consisting of an equity line of credit (the “Offering”), in accordance with the terms and conditions of the Purchase Agreement. The Offering is being made pursuant to a prospectus supplement dated and filed with the Securities and Exchange Commission (“SEC”) on January 26, 2018 (the “Prospectus Supplement”) and an accompanying prospectus dated November 21, 2017, under the Company’s shelf registration statement on Form S-3 declared effective by the SEC on December 19, 2017 (File No. 333-221711) (the “Registration Statement”). Prior to the Company’s entry into the Purchase Agreement, as of January 23, 2018, 21,034,072 shares of Common Stock were issued and outstanding. Capitalized terms that are not defined herein shall have the same meanings as defined in the Purchase Agreement.

Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with IFG Fund (the “Registration Rights Agreement”), in which the Company agreed to prepare and file under the Securities Act and under its current registration statement on Form S-3 (File No. 333-221711), if needed, one or more registration statements, as permissible and necessary, for the sale or potential sale of the shares of the Company’s common stock that have been and may be issued to IFG Fund under the Purchase Agreement.

As long as the Company provides one day prior written notice (the “Purchase Notice”), at any time on or after the date of the Purchase Agreement, until the earlier of (i) the date on which IFG Fund has purchased all Purchase Shares (not to exceed $15 million in the aggregate), or (ii) January 26, 2020 (such period, the “Commitment Period”), the Company has the right, in our sole discretion, to direct IFG Fund to purchase, on the following business day (such following business day after the Purchase Notice is herein referred to as the “Purchase Date”), purchase an amount of common stock equal to up to 10% of the aggregate shares of our Common Stock’s percentage (the “Share Purchase Amount”) traded on the then principal trading market (the “Principal Market”) during normal trading hours up to the a maximum number of shares determined by us (the “Purchase Share Volume Maximum”) and a minimum threshold sale price (the “Minimum Price Threshold”), which is equal to the greater of (a) 100% of the closing sale price of the Company’s common stock on the business day immediately preceding the Purchase Date or (b) such higher price as set forth by the Company in the Purchase Notice. The purchase price for the Share Purchase Amount is equal to:

•	97% of the volume-weighted average price for our common stock traded on the Principal Market:

•	on the Purchase Date, if the aggregate shares to be purchased on that date have not exceeded the Purchase Share Volume Maximum; or

•	during that portion of the Purchase Date until such time as the sooner to occur of (i) the time at which the aggregate shares traded on the Nasdaq Capital Market exceed the Purchase Share Volume Maximum or (ii) the time at which the closing sale price of the Company’s common stock falls below the Minimum Price Threshold.

The Company and IFG Fund may not affect any sales under the Purchase Agreement on any Purchase Date where the closing sale price of our Common Stock on the date of the Purchase Notice is less than the Minimum Price Threshold, which shall be appropriately adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar transaction. We may deliver multiple Purchase Notices to IFG Fund from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

The total number of shares of Common Stock that may be issued under the Purchase Agreement, including the Commitment Shares shall be limited to 4,200,000 shares of Common Stock, which is equal to approximately 19.99% of the common stock outstanding on the date of the Purchase Agreement; provided, however,  that at no time shall IFG Fund (together with its affiliates) beneficially own more than 19.99% of our then outstanding common stock .

The Company may deliver multiple Purchase Notices to IFG Fund from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

Each Purchase Notice must be accompanied by instructions to the Company’s Transfer Agent to immediately issue to IFG Fund an amount of Common Stock equal to the Purchase Share Estimate, a good faith estimate by the Company of the number of Purchase Shares that IFG Fund shall have the obligation to buy pursuant to the Purchase Notice.

The Purchase Agreement provides that the Company and IFG Fund shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of the Company’s Common Stock is a Minimum Price Threshold.  There are no trading volume requirements or restrictions under the Purchase Agreement, and the Company will control the timing and amount of sales of the Company’s Common Stock to IFG FUND.  IFG Fund has no right to require any sales by the Company, but is obligated to make purchases from the Company as directed by the Company in accordance with the Purchase Agreement.  There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement.  However, any proceeds that the Company receives under the Purchase Agreement are expected to be used for working capital and general corporate purposes, which may include the Luobuma Industrial Project. The Purchase Agreement includes several events of default, including if we reach the Exchange Cap and do not receive the required stockholder approval to exceed such cap. So long as an event of default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an event of default, has occurred and is continuing, or so long as the closing sale price of our Common Stock is below the Minimum Price Threshold, the Company may not require and IFG Fund shall not be obligated or permitted to purchase any shares of Common Stock under the Purchase Agreement.

The Company may terminate the Purchase Agreement at any time, at its discretion, without any penalty or cost; provided, however, that such termination shall not be effective until one business day after IFG Fund receives same.

The Purchase Agreement shall automatically terminate on the date that the Company sells and IFG Fund purchases the full Available Amount, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under the Purchase Agreement except for those certain sections that are to survive termination.

If by January 26, 2020, which is 24 months from the date of the Company’s Prospectus Supplement, for any reason or for no reason the full Available Amount has not been purchased, the Purchase Agreement shall automatically terminate, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under the Purchase Agreement except for those certain sections that are to survive termination.

IFG Fund has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of the Company’s Common Stock during any time prior to the termination of the Purchase Agreement.

With regard to the purchase and resale of the Purchase Shares, IFG Fund is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Any broker-dealers or agents that are involved in resales of Purchase Shares may be deemed “underwriters.” The Company will receive proceeds from the sale of the Purchase Shares to IFG Fund pursuant to the Purchase Agreement, however the Company will not receive any proceeds from the resale of the Purchase Shares by IFG Fund thereafter.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and IFG Fund, including for liabilities under the Securities Act other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Copies of the Purchase Agreement and Registration Rights Agreement are attached as Exhibit 1.1 and 10.1 to this Report and is incorporated by reference herein. The foregoing descriptions of the terms of the Purchase Agreement and the Registration Rights Agreement are only a summary of the material terms of the Purchase Agreement and the Registration Rights Agreement, do not purport to be complete and is qualified in its entirety by reference to such exhibit.

In connection with the offering and sale of the Common Stock, the following exhibits are being filed with this Current Report on Form 8-K to be incorporated by reference into the Registration Statement: (1) the Purchase Agreement (Exhibit 1.1); (2) the opinion of Hunter Taubman Fischer & Li as to the validity of the sale and issuance of the Shares in the Offering (Exhibit 5.1); (3) the Registration Rights Agreement (Exhibit 10.1), and (3) the consent of Hunter Taubman Fischer & Li LLC (Exhibit 23.1, included in Exhibit 5.1).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements regarding the Company, including, but not limited to, the statement regarding “Puts” pursuant to the Purchase Agreement. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including those risks detailed under the caption “Risk Factors” and elsewhere included the Company’s U.S. Securities and Exchange Commission filings and reports. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this Current Report on Form 8-K. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Form 8-K as a result of new information, future events or changes in its expectations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Common Stock Purchase Agreement, dated January 23, 2018
5.1	Opinion of Hunter Taubman Fischer & Li LLC
10.1	Registration Rights Agreement, dated January 23, 2018
23.1	Consent of Hunter Taubman Fischer & Li (included in Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2018	By:	/s/ Yuying Zhang
Yuying Zhang, Chief Executive Officer